Exhibit 4.2

HealthMarkets, Inc.
Agent’s Total Ownership Plan
(As Amended and Restated Effective April 5, 2006)
(“ATOP”)

Sponsoring Company	Participating Agencies
HealthMarkets, Inc. 9151 Boulevard 26 North Richland Hills, Texas 76180	UGA - Association Field Services, a division of The MEGA Life and Health Insurance Company 500 Grapevine Highway, Suite 300 Hurst, Texas 76054

New United Agency, Inc. 500 Grapevine Highway Suite 300 Hurst, Texas 76054

Performance Driven Awards, Inc. 500 Grapevine Highway Suite 300 Hurst, Texas 76054
For Information Call:
Ms. Karie Graves
UGA-Association Field Services
500 Grapevine Highway
Suite 300
Hurst, Texas 76054
(817) 255-3839
Karie.Graves@hmamg.com
As Amended and Restated: April 5, 2006

HEALTHMARKETS, INC.
AGENTS’ TOTAL OWNERSHIP PLAN (ATOP)
ARTICLE I.
DEFINITIONS
          The following capitalized terms shall have the respective meaning assigned to them below. If not otherwise defined in this plan document, capitalized terms shall have the meaning assigned to them in AMTOP.
          1.1. “Administrator” means HealthMarkets, or any person or persons authorized by the Board of Directors of HealthMarkets (the “Board”) to administer ATOP.
          1.2. “Affiliates” means a wholly owned subsidiary of HealthMarkets.
          1.3. “Agent” means any independent insurance agent or independent field services representative (“FSR”) who is a member of or contracted or associated with a Participating Agency and who is not an employee of such Participating Agency.
          1.4. “Agent Plan Administrative Committee” shall have the meaning set forth in Section 2.8 hereof.
          1.5. “ATOP” means this HealthMarkets Agents’ Total Ownership Plan, as amended and restated effective April 5, 2006.
          1.6. “ATOP Account” shall have the meaning set forth in Section 6.1 hereof.
          1.7. “AMTOP” means the HealthMarkets Agency Matching Total Ownership Plan, as amended and restated effective April 5, 2006.
          1.8. “Base Monthly Contribution” means the maximum amount that a Participant may contribute each month to his or her ATOP Account (exclusive of any Enhancement Amount), as calculated under the formula set forth in the Contribution Addendum for each applicable Participating Agency, which Addenda are incorporated by reference into this ATOP plan document and in no event shall the Base Monthly Contribution exceed $2,000.
          1.9. “Beneficiary” means the person or persons to whom a deceased Participant’s benefits are payable under Section 8.9.
          1.10. “Board” shall mean the Board of Directors of HealthMarkets as constituted from time to time.
          1.11. “Calendar Year” means the twelve-month period commencing on January 1 and ending on December 31.
          1.12. “Contract” means “Independent Insurance Agent Commission-Only Contract and/or FSR Agreement between the Participant and a Participating Agency.”

          1.13. “Contribution” means the amount contributed under Article IV by any Participant. All Contributions shall be in the form of an advance on each Participant’s commissions and shall be recorded as such on such Participant’s Debit Balance Account.
          1.14. “Contribution Addendum” means the addendum filed with the Administrator by each Participating Agency setting forth the Base Monthly Contribution for such Participating Agency’s participating Agents.
          1.15. “Credit Date” means the date that the Administrator will charge the Participant’s Contributions to his or her Debit Balance Account and credit Shares to the Participant’s ATOP Account.
          1.16. “Debit Balance Account” means a separate book account of the monetary transactions between a Participating Agency and Agent with respect to advances, commissions, and related transactions on insurance policies and/or ancillary products sold through a Participating Agency.
          1.17. “Disability” means a Participant’s physical or mental disability to be determined by reference to the effective Social Security guidelines.
          1.18. “Dream Team I Shares” at any date of determination shall mean the Initial Dream Team I Share Balance (as such term is defined in Section 8.5(a) hereof ) less the number of Shares withdrawn from ATOP as of such date in accordance with Section 8.5(a); “Dream Team II Shares” at any date of determination shall mean the Initial Dream Team II Share Balance (as such term is defined in Section 8.5(b) hereof ) less the number of Shares withdrawn from ATOP as of such date in accordance with Section 8.5(b); and “Dream Team III Shares” at any date of determination shall mean the Initial Dream Team III Share Balance (as such term is defined in Section 8.5(c) hereof ) less the number of Shares withdrawn from ATOP as of such date in accordance with Section 8.5(c).
          1.19. “Effective Date” means April 5, 2006.
          1.20. “Enhancement Amount” means the amount, if any, by which a Participant elects under Section 4.3 to increase his or her monthly Contribution over the Base Monthly Contribution.
          1.21. “Fair Market Value” of a Share shall be determined as of each Valuation Date or Special Dividend Valuation Date, as applicable, by the Board in good faith. In determining “Fair Market Value,” the Board will consider (among other factors it deems appropriate) the valuation prepared by The Blackstone Group (“Blackstone”) in the ordinary course of business for reporting to its advisory board and investors. Within not more than ten (10) business days following each Valuation Date or Special Dividend Valuation Date, as applicable, Blackstone will deliver to the Board its current valuation, and within not more than five (5) business days thereafter the Board shall deliver to the Sponsoring Company, the Administrator and each Participating Agency its determination of Fair Market Value of a Share as of the immediately preceding Valuation Date or Special Dividend Valuation Date, as applicable. References throughout this plan document to the “current” or “then” Fair Market Value or the Fair Market Value “as of” a particular date shall be deemed to mean, in each case, the Fair Market Value of a Share as of the immediately preceding Valuation Date or Special Dividend Valuation Date, as applicable. Notwithstanding the foregoing, if there is a regular public trading market for such Shares, “Fair Market Value” shall mean, as of any given date, the mean between the highest and lowest reported sales prices of a Share during normal business hours on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed or on NASDAQ.
          1.22. “HealthMarkets” means HealthMarkets, Inc. (formerly UICI), a Delaware corporation.

          1.23. “Indebtedness” shall mean any and all indebtedness (including the principal thereof and any and all interest accrued thereon) of a Participant owing to HealthMarkets, a Participating Agency or any Affiliates, including but not limited to the Participant’s and/or the Participant’s Sub-Agent (as that term is defined in the then current Contract) Debit Balance Account, lead account debt, Sub-Agent debt, and REAP advance of a Participating Agency or its Affiliates.
          1.24. “ITOP” means the HealthMarkets Initial Total Ownership Plan, as amended and restated as of April 5, 2006.
          1.25. “Participant” means any individual who contributed to ATOP and who has not experienced a complete withdrawal under Section 8.3, and any Agent who becomes eligible for and elects to participate in ATOP.
          1.26. “Participating Agency” means any insurance agency, company or other organization, which, with the consent of the Sponsoring Company, adopts ATOP.
          1.27. “Period of Ineligibility” means a period of twelve (12) full calendar months during which a person who was a Participant in ATOP prior to the commencement of such period is not eligible to participate in ATOP, in accordance with Section 3.2, due to such Participant’s complete withdrawal under Section 8.3 (a).
          1.28. “Plan Year” means the Calendar Year.
          1.29. “Share” means a share of HealthMarkets’ Class A-2 common stock, $0.01 par value per share.
          1.30. “Special Dividend” means any cash dividend declared and paid by the Sponsoring Company with respect to Shares that has been so designated by the Board as a Special Dividend for purposes of ATOP.
          1.31. “Special Dividend Valuation Date” shall mean the date on which the Board designates and declares a Special Dividend.
          1.32. “Sponsoring Company” shall mean HealthMarkets.
          1.33. “Termination Date” means the date on which the Participant’s contractual relationship with a Participating Agency is terminated due to such Participant’s Disability or death, or the actual date on which the Participant otherwise ceases to be a member of or contracted with a Participating Agency.
          1.34. “Valuation Date” shall mean each March 31, June 30, September 30 and December 31 of each Plan Year
          1.35. “Years of Participation” means the number of consecutive full Plan Years elapsed since the date the Participant first became eligible to participate in ATOP and filed with the Administrator a properly completed TOP Participant’s Election Form subsequent to the end of such Participant’s most recent Period of Ineligibility, if any.

ARTICLE II.
GENERAL
          2.1. History and Purpose – HealthMarkets has established the following plans for the benefit of agents contracted with Participating Agencies that sell insurance policies and ancillary products issued by or reinsured by insurance company subsidiaries of HealthMarkets and the FSRs that enroll members in various membership associations:
A.	the HealthMarkets Agents’ Total Ownership Plan I (“ATOP I”), as amended and restated as of July 1, 2004;

B.	the HealthMarkets Agents’ Total Ownership Plan II (“ATOP II”), as amended and restated as of July 1, 2004;

C.	the HealthMarkets Agents’ Matching Total Ownership Plan I (“AMTOP I”), as amended and restated as of July 1, 2004;

D.	the HealthMarkets Agents’ Matching Total Ownership Plan II (“AMTOP II”), as amended and restated as of July 1, 2004;
Collectively, ATOP I and ATOP II are sometimes referred to herein as the “Agent Contribution Plans”; AMTOP I and AMTOP II sometimes collectively referred to as the “Agent Matching Plans”; and the Agent Contribution Plans and the Agent Matching Plans, together with ITOP, are sometimes collectively referred to as the “TOP Plans.” The Sponsoring Company maintains the TOP Plans to promote the mutual interests of HealthMarkets and its stockholders, on the one hand, and the agents contracted with Participating Agencies that sell insurance policies and ancillary products issued by or reinsured by insurance company subsidiaries of HealthMarkets and the FSRs that enroll members in various membership associations, on the other hand. Through the TOP Plans, the Sponsoring Company seeks to provide a continuing incentive to such agents and FSRs to sell such insurance policies and ancillary products and to enroll such members, thereby providing HealthMarkets and its stockholders with the benefit of having agents and FSRs whose performance is motivated through a closer identity of interests with HealthMarkets’ stockholders.
          2.2. Amended and Restated Agent Contribution Plans - As of the Effective Date, (a) the Agent Contribution Plans shall be consolidated as one plan and thereafter referred to as the “HealthMarkets Agents’ Total Ownership Plan,” or “ATOP”, (b) each of the Agent Contribution Plans shall be and is hereby amended and restated in its entirety as provided in this plan document, and (c) the Agent Matching Plans shall be consolidated as one plan and thereafter referred to therein and herein as the “HealthMarkets Agents’ Matching Total Ownership Plan,” or “AMTOP”.
          2.3. Shares – As of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of September 15, 2005 (the “Merger Agreement”), among the Sponsoring Company and certain entities formed by Blackstone, DLJ Merchant Banking Partners IV, L.P. and Goldman, Sachs & Co), (a) each share of HealthMarkets common stock then owned by a Participant under any Agent Contribution Plan shall be converted into the right to receive one Share (as defined in Section 1.29 above) and shall thereafter be held under, and in accordance with and subject to the terms of, ATOP, and (b) each Matching Credit then posted to a Participant’s Account under any Agent Matching Plan shall represent an equivalent book credit representing one Share (as defined in Section 1.29 above) and shall thereafter constitute a Matching Credit in accordance with and subject to the terms of AMTOP. The rights and obligations of the holders of each Share shall be as set forth in the Certificate of Incorporation of

HealthMarkets (the “Certificate of Incorporation”) to be effective as of the Effective Time (as defined in the Merger Agreement), the terms of which are specifically incorporated herein by reference thereto.
          2.4. Non-Qualified Plan. ATOP is not intended to be a qualified plan under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”) or an employee benefit plan under the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not subject to the vesting, funding, nondiscrimination, or other requirements imposed on such plans by the Code and ERISA.
          2.5. Applicable Laws – ATOP shall be construed and administered according to the internal laws of the State of Texas.
          2.6. Gender and Number – Where the context requires, words in any gender include the other gender, words in the singular include the plural, and words in the plural include the singular.
          2.7. Evidence – Evidence required of anyone under ATOP may include, but is not limited to, valid certificates, affidavits, documents, or other information considered pertinent and reliable by the Administrator.
          2.8. ATOP Administration
          (a) Subject in all respects to the provisions hereof, the Sponsoring Company hereby appoints the Administrator to control and manage the operation and administration of ATOP.
          (b) The Administrator shall appoint a committee (the “Agent Plan Administrative Committee”), to consist of five persons, of which four persons shall be members of management of the Company and one person shall be a representative designated by The Blackstone Group (the “Blackstone Designee”). The initial members of the Agent Plan Administrative Committee shall be William J. Gedwed, Mark Hauptman, Bruce Madrid, Troy McQuagge and Matthew S. Kabaker (who shall constitute the Blackstone Designee). Any vacancy occurring in the Agent Plan Administrative Committee (by death or resignation or otherwise) may be filled by the affirmative vote of a majority of the remaining members, provided, however, that each such successor member of the Agent Plan Administrative Committee shall be approved by The Blackstone Group.
          (c) The Agent Plan Administrative Committee shall act in an advisory capacity to the Administrator and the Board in connection with the administration of ATOP. The Agent Plan Administrative Committee shall meet as, if and when required under the terms of ATOP, shall cause minutes of its proceedings to be prepared and shall regularly report to the Board with respect to its decisions and deliberations and otherwise upon the request of the Board. At all meetings of the Agent Plan Administrative Committee, a majority of the members (which for this purpose must include the Blackstone Designee) shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at which a quorum is in attendance shall be the act of the Agent Plan Administrative Committee, in each case if and so long as either the Board or the Blackstone Designee consents to the taking of such action by the Agent Plan Administrative Committee.
          (d) Notice of meetings of the Agent Plan Administrative Committee shall be made to each member within not less than two (2) business days prior to such meeting, which notice shall be made either (i) in person, (ii) in writing, (iii) by email, telecopy, or similar means, or (iv) by any other method permitted by law. Any action which may be taken at a meeting of the Agent Plan Administrative Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members, and such consent shall have the same force and effect as a unanimous vote of such members. The consent may be in one or more counterparts so long as each member signs one of the counterparts. Members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other.
          (e) The Company shall indemnify and hold harmless, to the full extent permitted by law, each of the members of the Agent Plan Administration Committee against any and all losses, claims, damages or liabilities, joint or several, and expenses (including without limitation reasonable attorneys’ fees and any and all reasonable expenses incurred investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in any settlement of any such claim or litigation) to which such member may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon the such person’s activities as a member of the Agent Plan Administration Committee. The provisions of this Section 2.8(e) are intended to be for the benefit of, and shall be enforceable by, each member of the Agent Plan Administration Committee and their respective successors, heirs and representatives.
          (f) A designee of each of the GS Investor Group and the DLJ Investor Group shall be entitled to notice of, to attend and to observe the proceedings of each meeting of the Agent Plan Administrative Committee. For this purpose “DLJ Investor Group” shall mean DLJ Merchant Banking Partners IV, L.P., DLJ Offshore Partners IV, L.P., MBP IV Investors, L.P., CSFB Strategic Partners Holdings III, L.P. and any Permitted Transferee (as such term is defined in that certain Stockholders Agreement, dated as of April 5, 2006, between HealthMarkets and the stockholders named therein (the “Stockholders Agreement”)) thereof, and “GS Investor Group” shall mean Mulberry Holdings I, LLC and Mulberry Holdings II, LLC and any Permitted Transferee (as such term is defined in the Stockholders Agreement) thereof.
          2.9. Action By the Sponsoring Company, Administrator, Agent Plan Administrative Committee or Participating Agency – Any action required or permitted to be taken by the Sponsoring Company, the Administrator, the Agent Plan Administrative Committee or any Participating Agency under ATOP shall be taken by an officer duly authorized to take such action by the Board, the Administrator, the Agent Plan Administrative Committee or the Participating Agency, as the case maybe. If a Participating Agency is not a corporation, any action required or permitted to be taken under ATOP shall be by the individual or individuals authorized to take such action on behalf of a Participating Agency, as identified to Administrator. The Administrator shall have no duty to investigate or confirm the validity of such identified individual’s authority to act.
ARTICLE III.
PARTICIPATION
          3.1. Eligibility And Participation – Subject to Section 3.2, each Agent will become eligible for participation in ATOP after completion of one (1) full Calendar Year following the date the Agent entered into a written Contract with a Participating Agency during which the Agent is continuously contracted with a Participating Agency. An Agent shall become a Participant in ATOP as of the January 1 next following the date the Agent completes the above-stated eligibility requirements, if and so long as such Agent has filed with the Administrator, within the time period determined by the Administrator from time to time, a properly completed TOP Participant’s Election Form (the “TOP Participant’s Election Form”).
          3.2. Termination – A Participant’s participation in ATOP shall terminate upon such Participant’s complete withdrawal under Section 8.3. Any Agent whose ATOP participation has terminated under this Section 3.2 due to a complete withdrawal under Section 8.3(a) shall not again be eligible to participate in ATOP until the passage of twelve (12) full calendar months following the date of his or her complete withdrawal; provided, however, the Administrator shall have the authority (upon the approval of the Agent Plan Administrative Committee) to waive the applicability of such waiting period for a Participant on a case by case basis. Any Agent whose ATOP participation has terminated under this Section 3.2 due to a complete withdrawal under Section 8.3(b) shall not again be eligible to participate in ATOP until he or she satisfies the eligibility provisions of Section 3.1.
          3.3. Participation Not Contract Of Employment – ATOP does not constitute a contract of employment, and ATOP participation does not give any Participant the right to be retained in the service of any Participating Agency or HealthMarkets either as an employee or an independent contractor, nor to any right or claim to any benefit under ATOP, unless such right or claim has specifically accrued under the terms of ATOP.
ARTICLE IV.
PARTICIPANT CONTRIBUTIONS AND AMOUNTS TRANSFERRED FROM AMTOP
          4.1. Amount Available For Contribution – Subject to Section 4.3, the amount available each month for a Participant to contribute into his or her ATOP Account shall be such Participant’s Base Monthly Contribution.
          4.2. Contributions – Notwithstanding any provision of ATOP to the contrary, a Participating Agency in its sole discretion may elect to suspend the right of a Participant to make a monthly Contribution at any time. The monthly Contribution for each Participant shall be equal to the dollar amount required to purchase on the Credit Date, in accordance with Section 5.1 and Section 5.2, the maximum possible number of whole Shares, based on the Fair Market Value of such Shares on the applicable Credit Date, without exceeding the Participant’s Base Monthly Contribution. If for a given month, the Base Monthly Contribution is less than the Fair Market Value of one Share on the Credit Date, the Participant will not be eligible to make a Contribution that month. For the first twenty-four (24) months of an Agent’s participation under ATOP, the excess, if any, of a Participant’s Base Monthly Contribution over his or her actual monthly Contribution shall be noted each month in a separate book account maintained by the Administrator and aggregated with any excess attributable to such Participant for prior months until the amount is sufficient to purchase one whole Share. Such aggregate shall then be added to the next monthly Contribution. Each month, the Participant’s Contribution, if any, shall be recorded as an advance on the Participant’s Debit Balance Account and be remitted to the Administrator.
          4.3. Enhancement Amount – At the commencement of participation under ATOP, a Participant may elect on the Top Participant Election Form provided by the Administrator to enhance his or her monthly Contribution by an amount chosen by the Participant. A Participant’s elected Enhancement Amount may be equal to the Participant’s Base Monthly Contribution, or a lesser, specified dollar amount. Any election to contribute an Enhancement Amount may be modified or suspended once during each calendar quarter by filing a new Election Form with the Administrator at least thirty (30) days before the effective date of the modification or suspension. Each month, the Participant’s Enhancement Amount, if any, shall be recorded as an advance on the Participant’s Debit Balance Account and shall be remitted to the Administrator.
          4.4. Election To Suspend Contributions – Each Participant may elect in writing to suspend his or her Contributions as of the first day of any month. Contributions may be resumed on the first business day of the month following the receipt by the Administrator of a new Election Form filed by the Participant. If the Participant does not resume Contributions to ATOP within twelve (12) months after the date of the Participant’s last Contribution, the Participant shall be deemed to have elected a complete withdrawal under Section 8.3.

          4.5. Transfers From AMTOP and Other Programs – Subject to the terms of AMTOP Shares or cash representing vested AMTOP Credits (as that term is defined in AMTOP) credited to an Agent under AMTOP may be transferred to ATOP from time to time. Transferred Shares shall be credited to such Participant’s ATOP Account as soon as administratively practicable following the date such Shares are transferred from AMTOP. Transferred cash will be invested on behalf of the Participant in the number of Shares equal to the amount of cash transferred divided by the Fair Market Value of each such Share as of the date of transfer and will be credited to such Participant’s ATOP Account as soon as administratively practicable following the date such cash is transferred and invested. In addition, in the discretion of the Administrator (upon the approval of the Agent Plan Administrative Committee), Shares or cash representing certain credits awarded to an Agent under other programs maintained by HealthMarkets or a Participating Agency may be transferred to ATOP from time to time. Such transfers shall be administered in the same manner as are transfers from AMTOP.
ARTICLE V.
PLAN INVESTMENTS
          5.1. Investment In Shares – The Sponsoring Company through the Administrator will invest each Participant’s ATOP Contributions and any cash transferred on behalf of such Participant from AMTOP in whole Shares. Shares acquired under this Plan may be newly issued Shares, Shares acquired by open market purchase (in the event that there is a regular public trading market for such Shares) and/or Shares acquired from a Participant upon a Participant’s withdrawal under Section 8.3 hereof, as determined by the Sponsoring Company in its sole discretion. Investment of the Participant’s Contributions will be made on the Credit Date. Investment of AMTOP transferred cash will be made as soon as administratively practicable following the date such cash is transferred from AMTOP. Expenses incurred in making such investments, including brokerage commissions and transfer taxes, if any, may be paid from the Participant’s Contribution and cash transferred on behalf of such Participant from AMTOP, if any.
          5.2. Share Price – If there is a regular public trading market for Shares, in any month the Sponsoring Company through the Administrator may purchase Shares (using borrowed funds) over a period of time prior to and including any Credit Date to facilitate the orderly acquisition of Shares for Participant’s ATOP Accounts, and the price of each whole Share credited to any Participant on the Credit Date for such month shall equal the Fair Market Value of such Shares on the date of purchase.
ARTICLE VI.
PARTICIPANT ATOP ACCOUNTS
          6.1. Participant ATOP Accounts – The Sponsoring Company shall maintain under a trust established for such purpose a separate account (an “ATOP Account”) for each Participant reflecting the Shares purchased by the Sponsoring Company on behalf of such Participant and the cash and cash equivalents, if any (and investment earnings thereon), to which such Participant is entitled pursuant to Section 6.3 hereof. Shares in a Participant’s ATOP Account shall be held in book-entry, uncertificated form. Each Participant shall be the beneficial owner of all Shares in his or her ATOP Account.
          6.2. Dividends – The amount of cash dividends, if any, with respect to Shares held in a Participant’s ATOP Account shall be distributed to such Participant not later than two and one-half months after the close of the Plan Year in which such dividends are received by the Administrator, unless the Administrator at the direction of the Sponsoring Company, in its sole discretion, applies such dividends to such Participant’s Debit Balance Account.
          6.3. Special Dividends – Notwithstanding anything in Section 6.2 to the contrary, the Administrator shall have the authority (upon the approval of the Agent Plan Administrative Committee) to cause the amount that a Participant would have otherwise received in cash pursuant to a Special Dividend, if any, with respect to Shares held in the Participant’s ATOP Account at the time of such Special Dividend (the “Special Dividend Proceeds”) to be credited to the Participant’s ATOP Account and subject to the provisions of this Section 6.3 until such time as the Participant experiences a “Complete Withdrawal” under Section 8.3 of ATOP or is entitled to special withdrawal rights under Section 8.5 hereof. Any Special Dividend Proceeds held in a Participant’s ATOP Account (i) shall be promptly invested in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two years or (ii), upon the direction of the Participant, shall be converted into the nearest whole number of Shares that the Participant could have purchased with such Special Dividend Proceeds at the Fair Market Value per Share determined as of the applicable Special Dividend Valuation Date. Upon declaration and designation by the Board of a Special Dividend, the Administrator shall promptly notify each Participant of (w) the amount per Share of such Special Dividend, (x) the expected date of payment of such Special Dividend, (y) the Fair Market Value per Share determined as of the applicable Special Dividend Valuation Date and (z) the whole number of Shares that a Participant would be entitled to receive pursuant to such Special Dividend upon such Participant’s election to receive Shares, and a Participant shall have 30 days after receipt of such notice to notify the Administrator of his or her election to have credited to such Participant’s ATOP Account cash or Shares as provided in the immediately preceding sentence. Such cash or Shares shall be credited to the Participant’s ATOP Account in each case not later than the 15th day of the third month after the close of the Plan Year in which such dividends are received by the Administrator, unless the Administrator at the direction of the Sponsoring Company, in its sole discretion, applies such Special Dividend Proceeds to a Participant’s Debit Balance Account.
          6.4. Valuation And Statement of Plan Interest – The Administrator shall provide each Participant with monthly statements reflecting the value of his or her ATOP Account, which monthly statement shall designate and set forth (a) the total number of Shares in such Participant’s ATOP Account, (b) the number of Shares in such Participant’s ATOP Account designated as Dream Team I Shares, Dream Team II Shares and Dream Team III Shares, (c) the total number of AMTOP Credits then posted to such Participant’s AMTOP Account, (d) the number of Founder’s Credits then posted to such Participant’s AMTOP Account, (e) the number of Forfeiture Credits that would be posted to such Participant’s AMTOP Account assuming allocation of the Forfeiture Pool as of such reporting date, (f) the amount of cash and cash equivalents, if any, then credited to such Participant’s ATOP Account, and (g) such other information as the Administrator may from time to time determine. Shares in the ATOP Account shall be valued as of any date at Fair Market Value as determined as of the immediately preceding Valuation Date.
          6.5. Nonforfeitable Interest – A Participant’s ATOP Account shall be fully vested and nonforfeitable at all times.

ARTICLE VII.
STOCKHOLDER RIGHTS
          7.1. Voting Rights – With respect to each annual or special meeting of HealthMarkets stockholders, the Sponsoring Company will send to each Participant a copy of the proxy soliciting material for the meeting sent to HealthMarkets stockholders generally, if any, together with a form requesting instructions on how to vote the number of voting Shares credited to the Participant’s ATOP Account as of the record date. The Sponsoring Company through the Administrator will hold in confidence the voting instructions received.
          7.2. Tender And Exchange Rights – The Sponsoring Company shall provide each Participant with such notices and information statements as are provided to HealthMarkets stockholders generally with respect to a tender or exchange offer together with a form requesting instructions on how to direct HealthMarkets to act with respect to the Shares credited to such Participant’s ATOP Account. To the extent legally possible, the Administrator and HealthMarkets shall hold any such direction in confidence.
ARTICLE VIII.
DISTRIBUTION, WITHDRAWAL, AND BENEFICIARY
          8.1. Manner of Distribution –
          (a) Upon a Participant’s withdrawal under Section 8.3, the Administrator will deduct from the Participant’s ATOP Account a number of Shares as is necessary to discharge such Participant’s Indebtedness owing to HealthMarkets, a Participating Agency or its Affiliates, based on the then Fair Market Value of such Shares; provided, however, that the Administrator shall not deduct such Shares from the Participant’s ATOP Account in the event that HealthMarkets, a Participating Agency or its Affiliates, as applicable, waives its rights to utilize amounts vested under this Plan as collateral for Indebtedness owing to HealthMarkets, a Participating Agency or its Affiliates. Such a waiver of collateral rights under this Plan shall not constitute a waiver, release or modification of any Indebtedness owed by an Agent to HealthMarkets, a Participating Agency or its Affiliates. Any remaining Shares shall be distributed in kind to the withdrawing Participant within sixty five (65) days, unless (a) such Participant shall request in writing at the time of his or her withdrawal that the distribution of his or her ATOP Account be in cash and (b) the Sponsoring Company shall consent (which consent may be withheld in the sole discretion of the Sponsoring Company) to the distribution of such Participant’s ATOP Account in cash.
          (b) Shares purchased pursuant to this Section 8.1, if any, shall be purchased in accordance with the following provisions, as applicable:
1.	Shares purchased under this Section 8.1 pursuant to a complete withdrawal under Section 8.3(a) or Section 8.3(b) (other than a complete withdrawal under Section 8.3(b) due to the occurrence of a Termination Date attributable to the termination of a Participant’s Contract for “cause,” which shall be governed by the succeeding paragraph) shall be redeemed as provided in Article IX, Section 1 of the Certificate of Incorporation at a redemption price equal to the Fair Market Value of such Shares as determined as of the Valuation Date immediately preceding the applicable withdrawal date; and

2.	Shares purchased under this Section 8.1 pursuant to a complete withdrawal under Section 8.3(b) due to the occurrence of a Termination Date attributable to the termination of a

Participant’s Contract for “cause” shall be redeemed as provided in Article IX, Section 1 of the Certificate of Incorporation at a redemption price equal to the lesser of (i) the aggregate price paid by the Participant for the Shares being redeemed and (ii) the Fair Market Value of such Shares as determined as of the Valuation Date immediately preceding the applicable withdrawal date.

3.	The payment for Shares in cash as herein provided in this Section 8.1(b) shall in all events be governed by and subject to the specific provisions respecting redemption of Shares set forth in Article IX, Section 1 of the Certificate of Incorporation and the provisions of Section 8.7 hereof.
          8.2. Partial Withdrawals –
          (a) A Participant who is at least 55 years of age may elect in writing on a form provided by the Administrator to make a partial withdrawal from his or her ATOP Account prior to his or her Termination Date and remain eligible to participate in ATOP, if and so long as the Fair Market Value of the Shares remaining in such Participant’s ATOP Account as of the date of any such partial withdrawal is in excess of 150% of the principal amount of and accrued interest on Participant’s Indebtedness owing to HealthMarkets, a Participating Agency or its Affiliates. Such election may be made only once every Calendar Year as follows:
1.	In the case of a Participant who has attained the age of fifty five (55), the Participant may withdraw in any Calendar Year up to ten percent (10%) of the value in his or her ATOP Account (as of the date such withdrawal is paid), to the nearest whole Share.

2.	In the case of a Participant who has attained the age of sixty (60), the Participant may withdraw in any Calendar Year up to twenty percent (20%) of the value in his or her ATOP Account (as of the date such withdrawal is paid), to the nearest whole Share.

3.	Upon a Participant’s receipt of a notice of an intent to levy or a valid federal or state levy, a Participant may request to withdraw in cash a value equal to the lesser of (i) the amount of the levy and (ii) an amount equal to the Fair Market Value of the Shares remaining in such Participant’s ATOP Account as of the date of any such partial withdrawal in excess of 150% of the principal amount of and accrued interest on Participant’s Indebtedness owing to HealthMarkets, a Participating Agency or its Affiliates. Upon approval of the Agent Plan Administrative Committee, the Participant will be permitted to make such withdrawal and payment in cash hereunder will be made to the applicable state taxing authority and/or Internal Revenue Service, as instructed by the tax levy.
          (b) All partial withdrawals shall be distributed in kind in Shares, unless (a) the withdrawing Participant shall request in writing on a form provided by the Administrator at the time of his or her withdrawal that the distribution be in cash and (b) the Sponsoring Company shall consent (which consent may be withheld in the sole discretion of the Sponsoring Company) to the distribution in cash. In the event that distribution under this Section 8.2 is made in cash, the Shares representing the partial withdrawal shall be purchased from the withdrawing Participant’s ATOP Account at a price per Share equal to the then Fair Market Value of such Shares as determined as of the Valuation Date immediately preceding the applicable withdrawal date. The payment for Shares as herein provided in this Section 8.2 shall in all events be governed by and subject to the specific provisions respecting redemption of Shares set forth in Article IX, Section 1 of the Certificate of Incorporation and the provisions of Section 8.7 hereof.

          8.3. Complete Withdrawal – A complete withdrawal of all Shares from a Participant’s ATOP Account shall occur when:
(a)	The Administrator receives, on a form provided by the Administrator, the Participant’s written election to withdraw from ATOP; or

(b)	The Participant experiences a Termination Date.
          All complete withdrawals shall be distributed in accordance with Section 8.1.
          8.4. Special Tax Withdrawal — In the case of a Participant who incurs a federal or state personal income tax liability upon (i) the vesting of Matching Credits under AMTOP and subsequent transfer of Shares pursuant to Section 4.5 of ATOP or (ii) pursuant to the crediting of Special Dividend Proceeds to such Participant’s ATOP Account as provided for under Section 6.3 of ATOP, the Participant may elect to withdraw in cash (x) up to thirty five percent (35%) of the Fair Market Value of Matching Credits then vesting and Shares transferred (with Fair Market Value determined as of the December 31 immediately preceding the date of such vesting and transfer), with respect to the vesting of Matching Credits under AMTOP as described in clause (i) above, and (y) up to thirty five percent (35%) of such Special Dividend Proceeds, with respect to the crediting of Special Dividend Proceeds to such Participant’s ATOP Account as described in clause (ii) above. The payment in cash hereunder will be made on or before April 15 to the State Taxing Authority and/or Internal Revenue Service, as instructed by the Participant.
          8.5. Special ATOP Distributions and Withdrawals
          (a) As of the January 1 immediately following the Calendar Year in which a Participant shall have completed ten (10) Years of Participation in ATOP (such January 1 herein referred to as the “Initial Dream Team I Withdrawal Date”), the Participant shall have the right to elect to withdraw a number of Shares equal to not more than fifty percent (50%) of the Shares in the Participant’s ATOP Account as of such Initial Dream Team I Withdrawal Date (the “Initial Dream Team I Share Balance”), provided that the Participant then meets the Special ATOP Distribution and Withdrawal Conditions as set forth in Section 8.6 below. As of each January 1 of each of the four (4) Calendar Years succeeding the Initial Dream Team I Withdrawal Date, the Participant shall have the right to elect to withdraw a number of Shares equal to not more than twelve and one half percent (12.5%) of the Initial Dream Team I Year Balance, plus any Shares that the Participant could have withdrawn, but did not elect to withdraw, on the prior January 1 pursuant this subparagraph (a), provided that the Participant then meets the Special ATOP Distribution and Withdrawal Conditions as outlined in Section 8.6 below. As of each January 1 thereafter, the Participant shall have the right to elect to withdraw a number of Shares equal to 100% of the then remaining Initial Dream Team I Share Balance to the extent such Shares were not previously withdrawn pursuant to the terms of this subparagraph, provided that the Participant then meets the Special ATOP Distribution and Withdrawal Conditions as outlined in Section 8.6 below.
          (b) As of the January 1 immediately following the Calendar Year in which a Participant shall have completed fifteen (15) Years of Participation in ATOP (such January 1 herein referred to as the “Initial Dream Team II Withdrawal Date”), the Participant shall have the right to elect to withdraw a number of Shares equal to not more than fifty percent (50%) of the Shares in the Participant’s ATOP Account acquired during the five (5) Calendar Years immediately preceding such Dream Team II Withdrawal Date (either through contributions under ATOP or the vesting of AMTOP Credits) (the “Initial Dream Team II Share Balance”), provided that the Participant then meets the Special ATOP Distribution and Withdrawal Conditions as set forth in Section 8.6 below. As of each January 1 of each of the four (4) Calendar Years succeeding the Initial Dream Team II Withdrawal Date, the Participant shall have the right to elect to withdraw up to fifty percent (50%) of
(i)	the Initial Dream Team II Share Balance, less

(ii)	the number of Shares, if any, initially withdrawn pursuant to the immediately preceding sentence and the number of Shares, if any, previously withdrawn pursuant to this sentence;
provided that the Participant then meets the Special ATOP Distribution and Withdrawal Conditions as outlined in Section 8.6 below. As of each January 1 thereafter, the Participant shall have the right to elect to withdraw a number of Shares equal to 100% of any Shares not previously withdrawn pursuant to the two preceding sentences, provided that the Participant then meets the Special ATOP Distribution and Withdrawal Conditions as outlined in Section 8.6 below.
          (c) As of each January 1 following the Calendar Year in which a Participant shall have completed sixteen (16) Years of Participation in ATOP (each such January 1 herein referred to as a “Dream Team III Withdrawal Date”), a Participant shall have the right to elect to withdraw up to fifty percent (50%) of the Shares in the Participant’s ATOP Account acquired during the Calendar Year immediately preceding such Dream Team III Withdrawal Date (either through contributions under ATOP or the vesting of AMTOP Credits) plus any Shares that the Participant could have withdrawn, but did not elect to withdraw, on the prior January 1 pursuant this subparagraph (c), provided that the Participant then meets the Special ATOP Distribution and Withdrawal Conditions as set forth in Section 8.6 below.
          (d) A Participant shall have the right to withdraw cash or Shares held in his or her ATOP Account pursuant to the payment of Special Dividend Proceeds at the same time and in the same percentages as provided for in Sections 8.5(a), (b) and (c) above.
          (e) The value of the Shares withdrawn, if applicable, shall be the Fair Market Value of such Shares on the Valuation Date immediately preceding the applicable withdrawal date and shall be distributed in accordance with Section 8.1 of ATOP. If the Participant and/or the Participant’s SubAgent (as that term is defined in the applicable Sales Leader Addendum by and between the Participant and a Participating Agency (the “Addendum”) has Indebtedness owing to HealthMarkets, a Participating Agency and/or its Affiliates, on the date that the Sponsoring Company through the Administrator receives the Participants’ ATOP special withdrawal request pursuant to this Section 8.5, the Sponsoring Company through the Administrator may on such date deduct the amount of the Indebtedness from the value of the ATOP Account prior to making distribution under this Section 8.5, which deduction shall be based on the Fair Market Value of such Shares as determined as of the immediately preceding Valuation Date.
          8.6. Special ATOP Distribution and Withdrawal Conditions – For purposes of the foregoing Section 8.5, a Participant shall have been deemed to have met the “Special ATOP Distribution and Withdrawal Conditions” upon satisfaction of each of the following conditions:
(a)	The Participant’s Contract shall be in full force and effect with a Participating Agency;

(b)	At the time of the Administrator’s receipt of the Participant’s ATOP withdrawal request, the then remaining balance of the Participant’s ATOP Account shall be in excess of the principal amount of and accrued interest on the Indebtedness; and

(c)	The Participant shall not otherwise have taken any action prohibited under the terms of the Contract with a Participating Agency.

Whether the Participant has satisfied the Special ATOP Distribution and Withdrawal Conditions shall be determined by the Sponsoring Company in its sole discretion.
          8.7. Share Purchase – It is the intent of the Sponsoring Company to accommodate requests from Participants that the Sponsoring Company purchase Shares that such Participants offer for sale to the Sponsoring Company upon such Participants’ withdrawal from ATOP. However, the Sponsoring Company shall not have any obligation to purchase such Shares. In making the determination whether to purchase such Shares, the Sponsoring Company may consider, among other factors, (i) the availability under or limitations imposed by any credit agreement or other debt instrument to which the Sponsoring Company may be subject and (ii) the Sponsoring Company’s capital and liquidity position, as well as such other factors as the Sponsoring Company, in good faith, deems appropriate. Notwithstanding the foregoing, the Sponsoring Company shall not purchase any Shares acquired upon the vesting of AMTOP Credits that have been held by a Participant for less than six months. The Sponsoring Company’s purchase of Shares in a particular case will not create any actual or implied obligation to purchase Shares in any future case.
          8.8. Payments To Persons Who Are Incompetent – In the event that a Participant or Beneficiary is declared incompetent and the Administrator receives satisfactory evidence that a conservator or other person legally charged with the care of the Participant’s or Beneficiary’s person or estate has been appointed, the amount of any distribution to which such Participant or Beneficiary is entitled to receive under ATOP in accordance with Sections 8.1, 8.2, 8.3, 8.4, 8.5 and 8.6 shall be paid to the conservator or other person legally charged with the care of the Participant’s or Beneficiary’s person or estate.
          8.9. Interests Not Transferable – Except when permitted by the Sponsoring Company, in its sole discretion, in the case of a tax lien levied by the Internal Revenue Service against the Participant as an individual taxpayer, a Participant’s ATOP Account may not be voluntarily assigned, alienated or encumbered. In addition, to the extent permitted by law, a Participant’s ATOP Account may not be involuntarily assigned, alienated or encumbered. Notwithstanding the foregoing, a Participant shall assign his or her ATOP Account to a Participating Agency as security for the Participant’s Debit Balance Account and other Indebtedness to HealthMarkets, a Participating Agency or its Affiliates.
          8.10. Designation Of Beneficiary – Each Participant may designate, by signing a form furnished by the Administrator, any legal person or persons (who may be designated contingent or successive) to whom the Participant’s ATOP Account is to be distributed in the event of the Participant’s death, subject to repayment of Participant’s Indebtedness to HealthMarkets, a Participating Agency or its Affiliates, including but not limited to any amount reflected in the Participant’s Debit Balance Account. A Beneficiary designation will be effective upon the acknowledged receipt by the Administrator of an executed Beneficiary designation form submitted by a living Participant. Any newly submitted Beneficiary designation form shall cancel all earlier Beneficiary designations.
          8.11. Certificate of Incorporation – For the purposes of clarity, each Share purchased pursuant to or transferred to a Participant’s ATOP Account under ATOP shall be subject to the provisions of the Certificate of Incorporation, including any transfer, forced sale, redemption and other restrictions set forth therein.

ARTICLE IX.
AMENDMENT AND TERMINATION OF ATOP
          9.1. Amendment –
                    (a) The Sponsoring Company reserves the right to amend ATOP at any time for any reason; provided, however, that (i) no amendment shall reduce the number of Shares in a Participant’s ATOP Account or restrict the right of a Participant to withdraw under Sections 8.2, 8.3, 8.4, 8.5 and 8.6 any amounts credited to his or her ATOP Account prior to such amendment, and (ii) to the extent required by applicable law or regulation, any proposed amendment to the Plan will be subject to approval of the shareholders of HealthMarkets if such amendment would have the effect of (x) materially increasing the benefits accruing to Participants under the Plan, (y) materially increasing the aggregate number of securities that may be issued under the Plan or (z) materially modifying the requirements as to eligibility for participation in the Plan.
                    (b) Any Participating Agency may, with approval of the Sponsoring Company, amend the Base Monthly Contribution for such Participating Agency’s participating Agents at any time by filing an amended Contribution Addendum with the Administrator. Amendments will become effective for Contributions made forty-five (45) days after notice of any such amendment is distributed to Participants in accordance with procedures established by the Administrator, in its sole discretion, from time to time.
          9.2. Termination of the Plan – While the Sponsoring Company expects and intends to continue ATOP, the Sponsoring Company reserves the right to terminate ATOP at any time. ATOP will terminate as to all Participants on the first to occur of the following:
(a)	The date ATOP is terminated by the Sponsoring Company,

(b)	The date that HealthMarkets is judicially declared bankrupt or insolvent, or

(c)	The date of the dissolution, merger, consolidation, or reorganization of HealthMarkets, or the sale of all or substantially all of HealthMarkets’ assets, except that arrangements may be made whereby ATOP will be continued by any successor to HealthMarkets or any purchaser of all or substantially all of HealthMarkets’ assets, in which case the successor or purchaser will be substituted for HealthMarkets under ATOP.
          9.3. Withdrawal Of Participating Agency – A Participating Agency may withdraw its participation in ATOP, or the Sponsoring Company through the Administrator may terminate any Participating Agency’s participation, in each case by submitting written notification of such withdrawal or termination to the other party at least thirty (30) days prior to the effective date of such withdrawal or termination of participation. Subject to Section 9.4, as of the effective date of any such withdrawal or termination of participation, all Participants who are then contracted or associated with such Participating Agency will be deemed to have experienced a Termination Date.
          9.4. Payments on Termination – On termination of ATOP under Section 9.2, each Participant’s ATOP Account will be distributed to the Participant in accordance with Article VIII. Upon withdrawal or termination of a Participating Agency under Section 9.3, each affected Participant’s ATOP Account will be distributed to the Participant in accordance with Article VIII, unless the Sponsoring Company consents, in its sole discretion, to such Participant’s continuation in ATOP.
          9.5. Notice of Amendment – The Administrator will notify affected Participants and Beneficiaries of any material amendment or termination of ATOP.
          9.6. Prior Plan Agreements Superseded. The terms of ATOP as herein set forth shall supersede in all respects and be in complete substitution for all other prior agreements and understandings with respect to the subject matter hereof, including without limitation the terms of ATOP I and ATOP II.

          9.7. Rights of Participants – Subject in all respects to the right of the Sponsoring Company as provided in Section 9.1 hereof to amend ATOP at any time and the right of the Sponsoring Company to terminate ATOP as provided in Section 9.2 hereof at any time, it is agreed and hereby acknowledged that the obligation, if any, to maintain ATOP shall be and remain solely the obligation of HealthMarkets in its capacity as Sponsoring Company and not the obligation of any of HealthMarkets’ subsidiaries, and no Participant hereunder shall have recourse to or other rights against any of HealthMarkets’ subsidiaries in connection with the maintenance or administration of ATOP. Notwithstanding the foregoing, the Sponsoring Company reserves the right to maintain and/or administer ATOP through one or more of its subsidiaries.

HealthMarkets
Agents’ Total Ownership Plan
ATOP
Contribution Addendum

Participating Agency:	UGA - Association Field Services, a division of The MEGA Life and Health Insurance Company 500 Grapevine Highway Suite 300 Hurst, Texas 76054
In accordance with Sections 1.8 and 4.1 of ATOP, each Participant’s Base Monthly Contribution shall be calculated as a percentage of such Participant’s commissions, as set forth below; provided that a Participant’s Base Monthly Contribution shall never exceed $2,000 in the aggregate from commissions and/or compensation received from all Participating Agencies.
A.	Commissions from personal production.
1.	One percent (1%) of the first year commissions posted to the Participant’s Debit Balance Account in the immediate preceding month; plus

2.	Twenty-five percent (25%) of renewal commissions posted to the Participant’s Debit Balance Account in the immediate preceding month.

B.	Override commissions for all Field Leader levels.
1.	One percent (1%) of the first year commissions posted to the Participant’s Debit Balance Account in the immediate preceding month; plus

2.	Twenty percent (20%) of the renewal commissions posted to the Participant’s Debit Balance Account in the immediate preceding month.
This Addendum is effective as of April 5, 2006.

HealthMarkets, Inc.

By:

Name:

Its:

UGA - Association Field Services, a division of The MEGA Life and Health Insurance Company

By:

Name:

Its:

HealthMarkets
Agents’ Total Ownership Plan
ATOP
Contribution Addendum

Participating Agency:	New United Agency, Inc. 500 Grapevine Highway Suite 300 Hurst, Texas 76054
In accordance with Sections 1.8 and 4.1 of ATOP, each Participant’s Base Monthly Contribution shall be calculated as a percentage of such Participant’s commissions, as set forth below; provided that a Participant’s Base Monthly Contribution shall never exceed $2,000 in the aggregate from commissions and/or compensation received from all Participating Agencies.
A.	Commissions from personal production.
1.	One percent (1%) of the first year commissions posted to the Participant’s Debit Balance Account in the immediate preceding month; plus

2.	Twenty-five percent (25%) of renewal commissions posted to the Participant’s Debit Balance Account in the immediate preceding month.
B.	Override commissions for all Field Leader levels.
1.	One percent (1%) of the first year commissions posted to the Participant’s Debit Balance Account in the immediate preceding month; plus

2.	Twenty percent (20%) of the renewal commissions posted to the Participant’s Debit Balance Account in the immediate preceding month.
This Addendum is effective as of April 5, 2006.

HealthMarkets, Inc.

By:

Name:

Its:

New United Agency, Inc.

By:

Name:

Its:

HealthMarkets
Agents’ Total Ownership Plan
ATOP
Contribution Addendum

Participating Agency:	Performance Driven Awards, Inc. 500 Grapevine Highway Suite 300 Hurst, Texas 76054
          In accordance with Sections 1.8 and 4.1 of ATOP, each Participant’s Base Monthly Contribution shall be calculated as a percentage of such Participant’s field services representative compensation (“FSR Compensation”), as set forth below; provided that a Participant’s Base Monthly Contribution shall never exceed $2,000 in the aggregate from commissions and/or compensation received from all Participating Agencies.
A.	FSR Compensation from personal production.
1.	One percent (1%) of the first year FSR Compensation posted to the Participant’s Debit Balance Account in the immediate preceding month; plus

2.	Twenty-five percent (25%) of FSR Compensation posted to the Participant’s Debit Balance Account in the immediate preceding month.
B.	Override FSR Compensation for all Field Leader levels.
1.	One percent (1%) of the first year FSR Compensation posted to the Participant’s Debit Balance Account in the immediate preceding month; plus

2.	Twenty percent (20%) of the renewal FSR Compensation posted to the Participant’s Debit Balance Account in the immediate preceding month.
This Addendum is effective as of April 5, 2006.

HealthMarkets, Inc.

By:

Name:

Its:

Performance Driven Awards, Inc.

By:

Name:

Its:

HealthMarkets, Inc.
Agents’ Total Ownership Plan
(“ATOP”)
First Amendment
          This First Amendment (the “First Amendment”) amends that certain HealthMarkets, Inc. Agents’ Total Ownership Plan as amended and restated effective April 5, 2006 (“ATOP”) as and solely to the extent expressly set forth herein. Except as otherwise expressly stated in this First Amendment, all capitalized terms used herein shall have the meanings assigned to those terms under ATOP.
          1. Pursuant to Section 9.1(a) of ATOP, HealthMarkets, Inc. (the “Company”) hereby amends Section 1.21 of ATOP by deleting Section 1.21 in its entirety and inserting in lieu thereof and in substitution therefor the following:
“Fair Market Value” of a Share shall be determined as of each Valuation Date or Special Dividend Valuation Date, as applicable, by the Board in good faith. In determining “Fair Market Value,” the Board will consider (among other factors it deems appropriate) the valuation prepared by The Blackstone Group (“Blackstone”) in the ordinary course of business for reporting to its advisory board and investors. Within not more than ten (10) business days following each Valuation Date or Special Dividend Valuation Date, as applicable, within not more than eighty-five (85) business days following the Valuation Date coinciding with December 31, 2006, and within not more than forty (40) business days following the Valuation Date coinciding with December 31 of each Plan Year thereafter, Blackstone will deliver to the Board its current valuation, and within not more than five (5) business days thereafter the Board shall deliver to the Sponsoring Company, the Administrator and each Participating Agency its determination of Fair Market Value of a Share as of the immediately preceding Valuation Date or Special Dividend Valuation Date, as applicable. References throughout this plan document to the “current” or “then” Fair Market Value or the Fair Market Value “as of” a particular date shall be deemed to mean, in each case, the Fair Market Value of a Share as of the immediately preceding Valuation Date or Special Dividend Valuation Date, as applicable. Notwithstanding the foregoing, if there is a regular public trading market for such Shares, “Fair Market Value” shall mean, as of any given date, the mean between the highest and lowest reported sales prices of a Share during normal business hours on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed or on NASDAQ.”
          2. Pursuant to Section 9.1(a) of ATOP, the Company hereby amends Section 8.4 of ATOP by deleting Section 8.4 in its entirety and inserting in lieu thereof and in substitution therefor the following:
“Special Tax Withdrawal - In the case of a Participant who incurs a federal or state personal income tax liability upon (i) the vesting of Matching Credits under AMTOP and subsequent transfer of Shares pursuant to Section 4.5 of ATOP or (ii) pursuant to the crediting of Special Dividend Proceeds to such Participant’s ATOP Account as provided for under Section 6.3 of ATOP, the Participant may elect to withdraw in cash (x) up to an amount equal to the applicable Federal and state income tax rates with respect to the Matching Credits then vesting and Shares transferred (with Fair Market Value determined as of the December 31 immediately preceding the date of such vesting and transfer), with respect to the vesting of Matching Credits under AMTOP as described in clause (i) above, and (y) up to the applicable Federal and state income tax rates with respect to such Special Dividend Proceeds, with respect to the crediting of Special Dividend Proceeds to such Participant’s ATOP Account as described in clause (ii) above. The payment in cash hereunder will be made on or before April 15 to the State Taxing Authority and/or Internal Revenue Service, as instructed by the Participant.”
          3. Pursuant to Section 9.1(a) of ATOP, the Company hereby amends Section 8.7 of ATOP by deleting Section 8.7 in its entirety and inserting in lieu thereof and in substitution therefor the following:
“Share Purchase – It is the intent of the Sponsoring Company to accommodate requests from Participants that the Sponsoring Company purchase Shares that such Participants offer for sale to the Sponsoring Company upon such Participants’ withdrawal from ATOP. However, the Sponsoring Company shall not have any obligation to purchase such Shares. In making the determination whether to purchase such Shares, the Sponsoring Company may consider, among other factors, (i) the availability under or limitations imposed by any credit agreement or other debt instrument to which the Sponsoring Company may be subject and (ii) the Sponsoring Company’s capital and liquidity position, as well as such other factors as the Sponsoring Company, in good faith, deems appropriate. Notwithstanding the foregoing, the Sponsoring Company shall not purchase any Shares acquired upon the vesting of AMTOP Credits that have been held by a Participant for less than six months; provided, however, that this restriction shall not apply in the case of a complete withdrawal from ATOP pursuant to Section 8.3 hereof by reason of termination of a Participant’s contractual relationship with a Participating Agency due to such Participant’s Disability or death. The Sponsoring Company’s purchase of Shares in a particular case will not create any actual or implied obligation to purchase Shares in any future case.”
          4. The terms of ATOP, as amended and supplemented hereby, are confirmed in all respects and remain in full force and effect.
          5. This First Amendment is effective as of March 14, 2007.

HealthMarkets, Inc.

By: Name:	Peggy G. Simpson

Its:	Corporate Secretary

HealthMarkets, Inc.
Agent’s Total Ownership Plan
(“ATOP”)
Second Amendment
          This Second Amendment (this “Second Amendment”) amends that certain HealthMarkets, Inc. Agent’s Total Ownership Plan as amended and restated effective April 5, 2006, as further amended by that certain First Amendment to the HealthMarkets, Inc. Agent’s Total Ownership Plan effective March 14, 2007 (as amended, “ATOP”) as and solely to the extent expressly set forth herein. Except as otherwise expressly stated in this Second Amendment, all capitalized terms used herein shall have the meanings assigned to those terms under ATOP.
          6. Pursuant to Section 9.1(a) of ATOP, HealthMarkets, Inc. (the “Company”) hereby amends Section 6.3 of ATOP by deleting Section 6.3 in its entirety and inserting in lieu thereof and in substitution therefor the following:
“Special Dividends – Notwithstanding anything in Section 6.2 to the contrary, the Administrator shall have the authority (upon the approval of the Agent Plan Administrative Committee) to cause the amount that a Participant would have otherwise received in cash pursuant to a Special Dividend, if any, with respect to Shares held in the Participant’s ATOP Account at the time of such Special Dividend (the “Special Dividend Proceeds”) to be credited to the Participant’s ATOP Account and subject to the provisions of this Section 6.3 until such time as the Participant experiences a “Complete Withdrawal” under Section 8.3 of ATOP or is entitled to special withdrawal rights under Section 8.5 hereof. Any Special Dividend Proceeds held in a Participant’s ATOP Account shall be converted into the nearest whole number of Shares that the Participant could have purchased with such Special Dividend Proceeds at the Fair Market Value per Share determined as of the applicable Special Dividend Valuation Date. Upon declaration and designation by the Board of a Special Dividend, the Administrator shall promptly notify each Participant of (w) the amount per Share of such Special Dividend, (x) the expected date of payment of such Special Dividend, (y) the Fair Market Value per Share determined as of the applicable Special Dividend Valuation Date and (z) the whole number of Shares that a Participant is entitled to receive pursuant to such Special Dividend. Such Shares shall be credited to the Participant’s ATOP Account promptly after such dividends are received by the Administrator, unless the Administrator at the direction of the Sponsoring Company, in its sole discretion, applies such Special Dividend Proceeds to a Participant’s Debit Balance Account.”
          7. Pursuant to Section 9.1(a) of ATOP, the Company hereby amends Section 6.2 of ATOP by deleting Section 6.2 in its entirety and inserting in lieu thereof and in substitution therefor the following:
“Dividends – The amount of cash dividends, if any, with respect to Shares held in a Participant’s ATOP Account shall be distributed to such Participant promptly after the such dividends are received by the Administrator, unless the Administrator at the direction of the Sponsoring Company, in its sole discretion, applies such dividends to such Participant’s Debit Balance Account.”
          8. Pursuant to Section 9.1(a) of ATOP, the Company hereby amends Section 8.1(a) of ATOP by deleting Section 8.1(a) in its entirety and inserting in lieu thereof and in substitution therefor the following:

“Manner of Distribution –
(a) Upon a Participant’s withdrawal under Section 8.3, the Administrator will deduct from the Participant’s ATOP Account a number of Shares as is necessary to discharge such Participant’s Indebtedness owing to HealthMarkets, a Participating Agency or its Affiliates, based on the then Fair Market Value of such Shares; provided, however, that the Administrator shall not deduct such Shares from the Participant’s ATOP Account in the event that HealthMarkets, a Participating Agency or its Affiliates, as applicable, waives its rights to utilize amounts vested under this Plan as collateral for Indebtedness owing to HealthMarkets, a Participating Agency or its Affiliates. Such a waiver of collateral rights under this Plan shall not constitute a waiver, release or modification of any Indebtedness owed by an Agent to HealthMarkets, a Participating Agency or its Affiliates. Any remaining Shares shall be distributed in kind to the withdrawing Participant promptly, unless (a) such Participant shall request in writing at the time of his or her withdrawal that the distribution of his or her ATOP Account be in cash and (b) the Sponsoring Company shall consent (which consent may be withheld in the sole discretion of the Sponsoring Company) to the distribution of such Participant’s ATOP Account in cash.”
          9. The terms of ATOP, as amended and supplemented hereby, are confirmed in all respects and remain in full force and effect.
          10. This Second Amendment is effective as of May 3, 2007.

HealthMarkets, Inc.

By: Name:	Peggy G. Simpson

Its:	Corporate Secretary

HealthMarkets, Inc.
Agent’s Total Ownership Plan
(“ATOP”)
Third Amendment
     This Third Amendment (the “Third Amendment”) amends that certain HealthMarkets, Inc. Agent’s Total Ownership Plan as amended and restated effective April 5, 2006, as further amended by that certain First Amendment to the HealthMarkets, Inc. Agent’s Total Ownership Plan effective as of March 14, 2007 and that certain Second Amendment to the HealthMarkets, Inc. Agent’s Total Ownership Plan effective as of May 3, 2007 (as amended, “ATOP”) as and solely to the extent expressly set forth herein. Except as otherwise expressly stated in this Third Amendment, all capitalized terms used herein but not defined shall have the meanings assigned to those terms under ATOP.
     1. Pursuant to Section 9.1(a) of ATOP, HealthMarkets, Inc. hereby amends ATOP by deleting Section 1.21 in its entirety and inserting in lieu thereof and in substitution therefor the following:
“Fair Market Value” of a Share shall be determined as of each Valuation Date or Special Dividend Valuation Date, as applicable, by the Board in good faith. In determining “Fair Market Value,” the Board will consider (among other factors it deems appropriate) the valuation prepared by The Blackstone Group (“Blackstone”) in the ordinary course of business for reporting to its advisory board and investors. Following each Valuation Date or Special Dividend Valuation Date, as applicable, Blackstone will deliver to the Board its current valuation by no later than the earlier of: (1) any public announcement of the Company’s financial results for the most recent fiscal period, or (2) the day that the Company files with the United States Securities and Exchange Commission (the “SEC”) its next Quarterly Report on Form 10-Q or, in the case of a Valuation Date coinciding with December 31 of each Plan Year, by no later than the date that the Company files with the SEC its next Annual Report on Form 10-K, and promptly thereafter the Board shall deliver to the Sponsoring Company, the Administrator and each Participating Agency its determination of Fair Market Value of a Share as of the immediately preceding Valuation Date or Special Dividend Valuation Date, as applicable. References throughout this plan document to the “current” or “then” Fair Market Value or the Fair Market Value “as of” a particular date shall be deemed to mean, in each case, the Fair Market Value of a Share as of the immediately preceding Valuation Date or Special Dividend Valuation Date, as applicable. Notwithstanding the foregoing, if there is a regular public trading market for such Shares, “Fair Market Value” shall mean, as of any given date, the mean between the highest and lowest reported sales prices of a Share during normal business hours on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed or on NASDAQ.
     2. The terms of ATOP, as amended and supplemented hereby, are confirmed in all respects and remain in full force and effect.
     3. This Third Amendment is effective as of August 15, 2008.

HealthMarkets, Inc.
By:
	Name:	Peggy G. Simpson
	Its:	Corporate Secretary

HealthMarkets, Inc.
Agent’s Total Ownership Plan
(“ATOP”)
Fourth Amendment
     This Fourth Amendment (the “Fourth Amendment”) amends that certain HealthMarkets, Inc. Agent’s Total Ownership Plan as amended and restated effective April 5, 2006, as further amended by that certain First Amendment to the HealthMarkets, Inc. Agent’s Total Ownership Plan effective March 14, 2007, that certain Second Amendment to the HealthMarkets, Inc. Agent’s Total Ownership Plan effective May 3, 2007 and that certain Third Amendment to the HealthMarkets, Inc. Agent’s Total Ownership Plan effective August 15, 2008 (as amended, “ATOP”) as and solely to the extent expressly set forth herein. Except as otherwise expressly stated in this Fourth Amendment, all capitalized terms used herein shall have the meanings assigned to those terms under ATOP.
     1. Pursuant to Section 9.1(a) of ATOP, HealthMarkets, Inc. (the “Company”) hereby amends ATOP by deleting Section 1.8 in its entirety and inserting in lieu thereof and in substitution therefor the following:
     “Base Monthly Contribution” means the maximum amount that a Participant may contribute each month to his or her ATOP Account (exclusive of any Enhancement Amount), as calculated under the formula set forth in the Contribution Addendum for each applicable Participating Agency, which Addenda are incorporated by reference into this ATOP plan document and in no event shall the Base Monthly Contribution exceed $2,000. Notwithstanding the foregoing, the Base Monthly Contribution shall not exceed $3,000 during the period beginning on September 1, 2008 and ending on December 31, 2010 (the “New Horizon Period”) for any Participant so long as: (i) the Participant has completed in a timely manner any New Horizon enrollment form(s) required by the Administrator and (ii) the Participant does not request during the New Horizon Period a partial withdrawal under Section 8.2 (other than a partial withdrawal under Section 8.2(a)(3)), a complete withdrawal under Section 8.3 (other than a complete withdrawal under Section 8.3(b) as a result of death or Disability) or a special ATOP distribution and withdrawal under Section 8.5 (other than a special ATOP distribution and withdrawal under Section 8.5(a) as of the Initial Dream Team I Withdrawal Date, but not in any period succeeding the Initial Dream Team I Withdrawal Date ). The additional $1,000 maximum Base Monthly Contribution available to Participants during the New Horizon Period shall be referred to herein as the “New Horizon Enhancement.”
     2. Pursuant to Section 9.1(a) of ATOP, the Company hereby amends ATOP by deleting Section 1.17 in its entirety and inserting in lieu thereof and in substitution therefor the following:
     “Disability” means (i) for a Participant who has not attained full Social Security retirement age, the physical or mental disability of such Participant that constitutes a total disability as determined by the Social Security Administration and (ii) for a Participant who has attained full Social Security retirement age, the physical or mental disability of such Participant that constitutes a total disability as determined by the Plan Administrator.

     3. Pursuant to Section 9.1(a) of ATOP, the Company hereby amends ATOP by deleting Section 3.2 in its entirety and inserting in lieu thereof and in substitution therefor the following:
     Termination — A Participant’s participation in ATOP shall terminate upon such Participant’s complete withdrawal under Section 8.3. Any Agent whose ATOP participation has terminated under this Section 3.2 due to a complete withdrawal under Section 8.3(a) shall not again be eligible to participate in ATOP until the passage of twelve (12) full calendar months following the date of his or her complete withdrawal; provided, however, the Administrator shall have the authority (upon the approval of the Agent Plan Administrative Committee) to waive the applicability of such waiting period for a Participant on a case by case basis. Any Agent whose ATOP participation has terminated under this Section 3.2 due to a complete withdrawal under Section 8.3(b) shall not again be eligible to participate in ATOP until he or she satisfies the eligibility provisions of Section 3.1. Notwithstanding the foregoing, the waiting period described in this Section 3.2 shall not apply to any Participant whose ATOP participation has terminated under this Section 3.2 so long as the Participant elects to participate in ATOP and New Horizon on or before November 30, 2008.
     4. Pursuant to Section 9.1(a) of ATOP, the Company hereby amends ATOP by deleting Section 4.3 in its entirety and inserting in lieu thereof and in substitution therefor the following:
     Enhancement Amount — At the commencement of participation under ATOP, a Participant may elect on the TOP Participant Election Form provided by the Administrator to enhance his or her monthly Contribution by an amount chosen by the Participant. A Participant’s elected Enhancement Amount may be equal to the Participant’s Base Monthly Contribution, or a lesser, specified dollar amount. Any election to contribute an Enhancement Amount may be modified or suspended once during each calendar quarter by filing a new Election Form with the Administrator at least thirty (30) days before the effective date of the modification or suspension. Each month, the Participant’s Enhancement Amount, if any, shall be recorded as an advance on the Participant’s Debit Balance Account and shall be remitted to the Administrator. Notwithstanding the foregoing, a Participant may elect on or before November 30, 2008 to increase his or her Enhancement Amount during the New Horizon Period up to the maximum Base Monthly Contribution allowed under the second sentence of Section 1.8, and such election may be modified or suspended once during each calendar quarter by filing a new Election Form with the Administrator at least thirty (30) days before the effective date of the modification or suspension.
     5. Pursuant to Section 9.1(a) of ATOP, the Company hereby amends ATOP by adopting the following Contribution Addenda to be used with Participants eligible under Section 1.8 for a New Horizon Enhancement during the New Horizon Period:

HealthMarkets, Inc.
Agent’s Total Ownership Plan
ATOP
Contribution Addendum

Participating Agency:	UGA — Association Field Services, a division of The MEGA Life and Health Insurance Company c/o HealthMarkets 9151 Boulevard 26 North Richland Hills, Texas 76180
In accordance with Sections 1.8 and 4.1 of ATOP, each Participant’s Base Monthly Contribution shall be calculated as a percentage of such Participant’s commissions, as set forth below; provided that a Participant’s Base Monthly Contribution shall never exceed $2,000 ($3,000 during the New Horizon Period, subject to the conditions of Section 1.8 of ATOP) in the aggregate from commissions and/or compensation received from all Participating Agencies.
A.	Commissions from personal production.
1.	One percent (1%) of the first year commissions posted to the Participant’s Debit Balance Account in the immediate preceding month; plus

2.	Up to an additional four percent (4%) of the first year commissions posted to the Participant’s Debit Balance Account in the immediate preceding month, provided the Participant remains eligible under Section 1.8 of ATOP for a New Horizon Enhancement during the New Horizon Period; plus

3.	Twenty-five percent (25%) of the renewal commissions posted to the Participant’s Debit Balance Account in the immediate preceding month.
B.	Override commissions for all Field Leader levels.
1.	One percent (1%) of the first year commissions posted to the Participant’s Debit Balance Account in the immediate preceding month; plus

2.	Up to an additional four percent (4%) of the first year commissions posted to the Participant’s Debit Balance Account in the immediate preceding month, provided the Participant remains eligible under Section 1.8 of ATOP for a New Horizon Enhancement during the New Horizon Period; plus

3.	Twenty percent (20%) of the renewal commissions posted to the Participant’s Debit Balance Account in the immediate preceding month.
     This Addendum is effective as of September 1, 2008.

HealthMarkets, Inc.		UGA — Association Field Services, a division of The MEGA Life and Health Insurance Company

By:		By:

	Printed Name:		Printed Name:
	Title:		Title:

HealthMarkets, Inc.
Agent’s Total Ownership Plan
ATOP
Contribution Addendum

Participating Agency:	New United Agency, Inc. c/o HealthMarkets 9151 Boulevard 26 North Richland Hills, Texas 76180
     In accordance with Sections 1.8 and 4.1 of ATOP, each Participant’s Base Monthly Contribution shall be calculated as a percentage of such Participant’s commissions, as set forth below; provided that a Participant’s Base Monthly Contribution shall never exceed $2,000 ($3,000 during the New Horizon Period, subject to the conditions of Section 1.8 of ATOP) in the aggregate from commissions and/or compensation received from all Participating Agencies.
A.	Commissions from personal production.
1.	One percent (1%) of the first year commissions posted to the Participant’s Debit Balance Account in the immediate preceding month; plus

2.	Up to an additional four percent (4%) of the first year commissions posted to the Participant’s Debit Balance Account in the immediate preceding month, provided the Participant remains eligible under Section 1.8 of ATOP for a New Horizon Enhancement during the New Horizon Period; plus

3.	Twenty-five percent (25%) of the renewal commissions posted to the Participant’s Debit Balance Account in the immediate preceding month.
B.	Override commissions for all Field Leader levels.
1.	One percent (1%) of the first year commissions posted to the Participant’s Debit Balance Account in the immediate preceding month; plus

2.	Up to an additional four percent (4%) of the first year commissions posted to the Participant’s Debit Balance Account in the immediate preceding month, provided the Participant remains eligible under Section 1.8 of ATOP for a New Horizon Enhancement during the New Horizon Period; plus

3.	Twenty percent (20%) of the renewal commissions posted to the Participant’s Debit Balance Account in the immediate preceding month.
     This Addendum is effective as of September 1, 2008.

HealthMarkets, Inc.		New United Agency, Inc.

By:		By:

	Printed Name:		Printed Name:
	Title:		Title:

HealthMarkets, Inc.
Agent’s Total Ownership Plan
ATOP
Contribution Addendum

Participating Agency:	Performance Driven Awards, Inc. c/o HealthMarkets 9151 Boulevard 26 North Richland Hills, Texas 76180
     In accordance with Sections 1.8 and 4.1 of ATOP, each Participant’s Base Monthly Contribution shall be calculated as a percentage of such Participant’s field services representative compensation (“FSR Compensation”), as set forth below; provided that a Participant’s Base Monthly Contribution shall never exceed $2,000 ($3,000 during the New Horizon Period, subject to the conditions of Section 1.8 of ATOP) in the aggregate from commissions and/or compensation received from all Participating Agencies.
A.	FSR Compensation from personal production.
1.	One percent (1%) of the first year FSR Compensation posted to the Participant’s Debit Balance Account in the immediate preceding month; plus

2.	Up to an additional four percent (4%) of the first year FSR Compensation posted to the Participant’s Debit Balance Account in the immediate preceding month, provided the Participant remains eligible under Section 1.8 of ATOP for a New Horizon Enhancement during the New Horizon Period; plus

3.	Twenty-five percent (25%) of the renewal FSR Compensation posted to the Participant’s Debit Balance Account in the immediate preceding month.
B.	Override FSR Compensation for all Field Leader levels.
1.	One percent (1%) of the first year FSR Compensation posted to the Participant’s Debit Balance Account in the immediate preceding month; plus

2.	Up to an additional four percent (4%) of the first year FSR Compensation posted to the Participant’s Debit Balance Account in the immediate preceding month, provided the Participant remains eligible under Section 1.8 of ATOP for a New Horizon Enhancement during the New Horizon Period; plus

3.	Twenty percent (20%) of the renewal FSR Compensation posted to the Participant’s Debit Balance Account in the immediate preceding month.
     This Addendum is effective as of September 1, 2008.

HealthMarkets, Inc.		Performance Driven Awards, Inc.

By:		By:

	Printed Name:		Printed Name:
	Title:		Title:

     6. The terms of ATOP, as amended and supplemented hereby, are confirmed in all respects and remain in full force and effect.
     7. This Fourth Amendment is effective as of September 1, 2008.

HealthMarkets, Inc.
By:
	Name:	Peggy G. Simpson
	Its:	Corporate Secretary